NASDAQ: EFOI

Safe Harbor Statement

This presentation may contain some statements that may be considered forward-looking statements. These forward-looking statements may include statements relating to financial projections or other statements relating to the company's plans, objectives, expectations or intentions. These matters involve risks and uncertainties, and actual results may differ materially from those projected or implied in the forward-looking statements. Factors that could cause actual results to materially differ from the forward-looking statements in this presentation are set forth in our most recent annual report on Form 10-K.

Welcome

Transition to a Turnkey Lighting Energy Services Company

Raise $3.5MM Through Rights Offering → Acquire a Lighting Energy Services Company → Expand Market Opportunity By 20x

$5B "Accent Lighting" New Construction Market

$100+B "General Lighting" Existing Building Market

Proprietary High Efficiency Lighting Technology

Comprehensive Lighting Solutions Provider

Seasoned Management Team

Large Addressable Markets

Strong Demand Drivers

Lighting Retrofit Co. Acquisition

- Enables Public Sector Energy Solutions Sales
- Provides a delivery vehicle to accelerate market adoption of existing and new EFOI technology
- Enables Customer Intimacy

Quickest means to participate in stimulus program

Typical Lighting Retrofit/Energy Services Companies Industry Profile

- Specialty contractors ≈ 100 in the US (Typically Private)
- Perform Lighting Audits, Design, Costing, Financial Analysis, Procure, Project Management, Subcontract Installation and Verification
- Size: $1 to $100 MM in revenue
- Profitability: 5% to 10% net income

Historical Overview



EFO Concept
First EFO Product
Fiberstars becomes Energy Focus
EFOI & VHESC set world solar efficiency record
1985
1994
2000
2005
2007
2008
2009
NASDAQ
EFO
energy focus
1st "legacy" pool and decorative sales
1st EFO sales
1st energy solutions sales
Specialty Lighting Pool Products
Efficient Lighting Building Products
Integrated Turnkey Lighting Energy Services & Solutions

Value Proposition

- We can deliver up to 80% reduction in lighting energy cost
- Our lighting products reduce maintenance costs by up to 50%
- Our technology provides improved light levels for productivity & safety
- We can reduce product shrinkage
- Increase sales
- Reduce carbon footprint

Leveraging Core IP



LED source | Non Imaging Optics | FEM Rods | Solar

LED Landscape		*LED F-Lamp replacement*
LED Track	NAVSEA VHESC MEDL ...	
LED Parking Garage		*High Efficiency solar/led systems*





Business Driver : Rising Electricity Costs

DOE Electricity Cost Projection To 2010



Rocky Mountain +13%
Midwest +8%
North Atlantic +10%
Pacific Northwest +9%
Northeast +10%
Northern California +8%
Mid Atlantic +14%
South +16%
Southern Pacific +8%
Southwest +12%
Florida +13%

Source: Energy Information Administration (DoE), published January 13, 2009

energy focus

Business Driver: Government

American Reinvestment & Recovery Act Of 2009

- Authorized = $38B in funds for energy conservation
  - *$2B in loans for renewable energy projects*
  - *$4.5B toward smart-grid technologies*
  - *$6.3B in state energy-efficient and clean-energy grants*
  - *$4.5B to make federal buildings more energy efficient*

Energy Policy Act of 2005 (EPACT)

- Tax Deductions for efficient lighting retrofits in existing buildings

Emergency Economic Stabilization Act of 2008

- Accelerated Tax Bonus depreciation for business purchases

Energy Savings Performance Contracting ("ESPC")

- Contracting vehicle for energy upgrades in federal buildings
  - *$80B DOE program*
  - *$900 MM US Army Corp Of Engineers program*

State Enabling Energy Efficiency Legislation

- Contracting vehicle for energy upgrades in public buildings

Business Driver: Market Transformation

Plan & Specification / New Construction Channel

< 1.5 Billion Sq. Ft. / Year **$3.9(*) B Annual Opportunity** **First Cost**


Distributor
General Contractor
Building Owner

Existing Building Channel

62+ Billion Sq. Ft. **$31 B to $100(*) B Opportunity** **Lifecycle Cost**


Lighting Retrofit/ Energy Service Co
Energy Services Contractor
Building Owner

A Company in Transition

In the past – a classical structure designed to serve "new construction" market



Research - Internal/Ext Funding
Develop &Engineer Specialty Products
Manufacture Certain Critical Components
Assemble US/Mexico
Sell Specialty Products To NA Or Via Reps Internationally



Moving forward - EFOI is re-tooling it's structure to serve the "existing building" market



Research - Externally Funded With Existing Bldg Focus
Develop General Lighting Products
Manufacture & Engineer With Offshore Partners
Light Assembly/ Tailoring In US
Transition complete
In progress
Begun



The Transition to a Solution Sales Focus has begun: acquiring an existing Lighting Retrofit sales delivery vehicle accelerates the transition

Expanding our Target Markets

Existing Building Channel



62+ Billion Sq. Ft.
$31 B to $100(*) B Opportunity
Lifecycle Cost
Lighting Retrofit Energy Service Co
Energy Services Contractor
Building Owner
Turnkey Solutions Provider

62+ B sq.ft. of non-residential lighted building space built prior to 2003:

- ≈30% Government owned
- ≈70% Non-Government owned

Typical lighting upgrade program cost $1 per sq.ft. for efficient lamp & ballast replacements and $1.50 per sq.ft. for lighting controls

Typical > 30% return on investment

Integrated Solutions Focus

Energy Focus is accelerating its transition to becoming an integrated turnkey lighting energy solutions provider.

- Significantly reduced overhead costs.
- Focus on the existing building market with comprehensive whole building Lighting Solutions retrofit.
- Increased focus on mainstream lighting products that leverage EFOI's optics technology and solar PV technologies.
- Requires an acquisition for acceleration.

This Rights Offering should generate sufficient funds for the transaction and for on-going operations.

Reducing Overhead Costs


Annual Operating Expenses (in 000's)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$21,030
$18,475
$13,580
2006
2007
2008
2009
2010
Plant Restructurings
Non-strategic Business Divestiture
Headcount / Salary Reductions
G&A Cost Improvements
Includes CLL-UK
*

Divesting Non-Strategic Divisions

Business Units To Potentially Be Divested

- Pools and Spa Lighting
- U.S. Decorative Lighting
- European Decorative Lighting

Progress

- Business Broker Retained
- In Discussions With Prospective Buyers

energy focus

Focused Technology Development

R&D Project Criteria

- **Cash neutral or better**
- **Strategic to the business**
- **Creates Fundamental IP**
- **Significant Revenue Potential**

$3.1 million VEHSC



PHASE III Focus
-Commercialization
-Cost/ watt Vs pSi

Unique optical splitting allows unparalleled efficiency

$1.4 million NAVSEA



Virginia class fixture / proprietary EFOI LED light tube


>80% Energy Savings
Next Generation LED Lamp For Fluorescent Tube
Replacement Using EFOI Optical Rod Technology

IntelliTube™ Technology

LED replacement for linear fluorescent lamps

- Plug n Play into existing fixtures
- 80+% Energy Savings
- Environmentally Friendly
- Leverages EFOI's IP



Stones River Companies


StonesRiver
COMPANIES

- Lighting retrofits since 1998'
- Audits, Design, Costing, Financial Analysis, Procure, Project Management Of Subcontract Installation and Verification
- Focus on Public Sector lighting retrofits
- $50+ MM sales pipeline, expect significant orders in Q1/10
- Profitable
- Letter of Intent in place

energy focus

Energy Focus "Unfair Advantage"

Old EFOI + *SRC* = *NEW EFOI*

energy focus

Technology

Government funded lighting and solar R&D programs leading to a stream of breakthrough products

Sales & Delivery

Integrated lighting energy services to penetrate the existing building retrofit market

New Energy Focus – Laser Focus on "Energy Services Sales"

Financial Transformation

Year	Revenue ($ Millions)	Gross Margin %	Operating Expense %	Operating Margin %	Share Price @ 20X Multiple
2010	$35	30%	28%	2%	$1
2011	$45	30%	22%	8%	$4
2012	$80	31%	20%	10%	$8
2013	$125	31%	20%	10%	$11

Capital Raise and Timeline

- **$3.5 MM Maximum Rights Offering**
- **$.75 Per Share / ≈4.7 MM Shares**
- **Transferrable Rights**
- **Rights Offering Information Contact**

  BNYM **(866) 282-4940**
- **Investor Relations Contact**

  Brion Tanous, CleanTech IR **(310) 541-6824**

- Oct 5 Record Date
- Oct 6 Rights Offering Effective
- Oct 30 Rights Offering Subscription Period Ends
- Nov 2 Rights Offering Transfer Period Begins
- Nov 13 Rights Offering Transfer Period Ends

Experienced Management Team



Gerrit Reinders
VP Solutions
27 Yrs. Energy Mgmt



Joe Kaveski
CEO, 28 Yrs Energy
Sales, former JCI Exec



Rhonda Courtney
10 Yrs Public Sector Solutions
Sales



John Davenport
President, 125+ Patents
former head GEL R&D



Eric Hilliard
COO, 15yrs
Operations Mgmt



Nick Berchtold
CFO, 11 Yrs
Financial Mgmt



Roger Buelow
CTO, 17 Patents
VEHSC and NAVSEA PI



Laszlo Takacs,
Director R&D, 11 Patents,
Lockheed "skunk works"

Summary Of Energy Focus Transformation Expected Outcomes

Today	2010
Product Sales	Energy Services / Solutions
<$15 MM in Revenue	>$35 MM in Revenue
New Construction Focus	Existing Buildings Focus
$5 B Market Opportunity	$100 B Market Opportunity
Specialty Lighting	Mainstream Lighting
Private Sector	Public & Private Sector
In-house Manufacturing	Manufacturing Partner
Burning Cash	Generating Cash


Research & Development
Manufacture
Audit
Design
Engineer
Install
Service
Validate
energy focus